UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 8, 2008

SEMGROUP ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2008, the sole member of SemGroup Energy Partners G.P., L.L.C. (the “General Partner”), the general partner of SemGroup Energy Partners, L.P. (the “Partnership”), appointed Edward F. Kosnik as an independent director to the Board of Directors of the General Partner, such appointment to be effective as of July 9, 2008.  Mr. Kosnik will chair the Compensation Committee and will also serve on the Audit Committee and the Conflicts Committee of the Board of Directors of the General Partner.  There is no arrangement or understanding between Mr. Kosnik and any other persons or entities pursuant to which Mr. Kosnik was appointed as a director.  Upon his appointment to the Board of Directors, Mr. Kosnik will receive 5,000 restricted common units that will vest in one-third increments over a three-year period, and Mr. Kosnic will receive other compensation in accordance with the General Partner’s policies for compensating non-employee directors as outlined in the Partnership’s annual report on Form 10-K for the year ended December 31, 2007.

The Partnership issued a press release announcing the appointment of Mr. Kosnik to the Board of Directors of the General Partner on July 9, 2008.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release dated July 9, 2008.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

By:  SemGroup Energy Partners G.P., L.L.C.
        its General Partner

Date:  July 9, 2008                                                                           By:  /s/ Alex G. Stallings
Alex G. Stallings
Chief Accounting Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press release dated July 9, 2008.